[EXHIBIT 16.2]


[LOGO]    Grassano                            900 NORTH FEDERAL HIGHWAY
       Accounting, P.A.                                       SUITE 160
                                          BOCA RATON, FLORIDA 33432-2754
  Certified Public Accountants &                    TEL: (561) 395-0330
      Business Consultants                          FAX: (561) 395-2081
                                      E-MAIL: firm@grassanoaccounting.com

    www.grassanoaccounting.com                  N. RICHARD GRASSANO, CPA
                                               (FL-NJ)



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 included in the Form 8-K dated June 16, 2003 of RAM Venture Holdings Corp. filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.


Grassano Accounting, P.A.
Boca Raton, Florida
June 23, 2003






                                 CPA
                 The CPA, Never Underestimate The Value[R]